Exhibit 10.3

Rudolph Technologies, Inc.
To:	One Rudolph Road P.O. Box 1000 Flanders, New Jersey 07836

A/C:

From:	Credit Suisse International One Cabot Square London E14 4QJ England

Re:	Convertible Note Hedge Transaction Ref. No.

Date:	July 22, 2011

Dear Sir(s):

The purpose of this communication (this “Amendment”) is to amend the terms and conditions of the Convertible Note Hedge Transaction (the “Transaction”) evidenced by the letter agreement between Credit Suisse International (“Dealer”), represented by Credit Suisse Securities (USA) LLC (“Agent”) as its agent, and Rudolph Technologies, Inc. (“Counterparty”) dated July 19, 2011 (the “Confirmation”).

1.            Definitions. Capitalized terms used herein without definition shall have the meanings assigned to them in the Confirmation.

2.            Representations and Warranties of Counterparty.  Each of the representations and warranties made by the Counterparty pursuant to the Agreement and the Confirmation on the Trade Date are true and correct and are hereby deemed to be repeated to the Dealer on the date hereof as if set forth herein.

3.            Amendments to the Confirmation.  The Confirmation is hereby amended as follows:

(a) The “Number of Options” under the Confirmation shall be increased by 10,000 to 60,000; and

(b) The “Premium” under the Confirmation shall be increased from USD 12,089,346 to USD 14,507,215.  For the avoidance of doubt, the Premium per Option set forth in the Confirmation shall remain unchanged.

4.            Effectiveness.  This Amendment shall become effective upon execution by the parties hereto. Upon the effectiveness of this Amendment, all references in the Confirmation to the “Transaction” will be deemed to be to the Transaction as amended hereby.

5.            No Additional Amendments or Waivers.  Except as amended hereby, all the terms of the Transaction and provisions in the Agreement and the Confirmation shall remain and continue in full force and effect and are hereby confirmed in all respects.

6.            Counterparts.  This Amendment may be signed in any number of counterparts, each of which shall be an original, with the same effect as if all of the signatures thereto and hereto were upon the same instrument.

7.            Governing Law.  The provisions of this Amendment shall be governed by the laws of the State of New York (without reference to choice of law doctrine).

Counterparty hereby agrees (a) to check this Amendment carefully and immediately upon receipt so that errors or discrepancies can be promptly identified and rectified and (b) to confirm that the foregoing (in the exact form provided by Dealer) correctly sets forth the terms of the agreement between Dealer and Counterparty with respect to the Amendment, by manually signing this Amendment or this page hereof as evidence of agreement to such terms and immediately returning an executed copy to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, NY 10010-3629, Facsimile No. (212) 325-8173.

Yours faithfully,

CREDIT SUISSE INTERNATIONAL

		By:	/s/ Joyce Lim
Name: Joyce Lim
Title: Authorized Signatory

		By:	/s/ Shui Wong
Name: Shui Wong
Title: Authorized Signatory

CREDIT SUISSE SECURITIES (USA) LLC AS AGENT FOR CREDIT SUISSE INTERNATIONAL

		By:	/s/ Joyce Lim
Name: Joyce Lim
Title: Vice President

Agreed and Accepted By:

RUDOLPH TECHNOLOGIES, INC.

By:	Robert A. Koch
Name: Robert A. Koch
Title: Vice President & General Counsel